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                                                                    Exhibit 3.18

                            ARTICLES OF ORGANIZATION

         The undersigned, with the intention of creating a Maryland Limited

Liability Company files the following Articles of Organization:

(1)  The name of the Limited Liability Company is:_____________________________

_______________________________________________________________________________

_______________________________________________________________________________.

(2)  The purpose for which the Limited Liability Company is filed is as follows:

_______________________________________________________________________________

_______________________________________________________________________________

(3)  The address of the Limited Liability Company in Maryland is_______________

_______________________________________________________________________________.

(4) The resident agent of the Limited Liability Company in Maryland is_________

_______________________________________________________________________________

whole address is_______________________________________________________________

_______________________________________________________________________________.

(5)_________________________________       (6)_________________________________
                                                       Resident Agent

   _________________________________

   _________________________________
         Authorized Persons(s)

   Filing party's return address:

(7)_________________________________

   _________________________________

   _________________________________

   _________________________________